AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2005
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                            REGISTRATION NO. 34884



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________


                  FEDERAL MORTGAGE CORP OF PUERTO RICO, INC.
           (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
                         (State or Other Jurisdiction of
                         Incorporation or Organization)


                                   02-0703753
                                (I.R.S. Employer
                               Identification No.)


                    444 Park Forest Way, Wellington, FL 33414
          (Address of Principal Executive Offices, Including Zip Code)
                              ____________________


                       Officer and Consultant Compensation
                            (Full Title of the Plan)
                              ____________________

                             Michael L. Schumacher
                              Executive Director
                        2525 Fifteenth Street, Suite 3H
                               Denver, CO 80211
                                 (303) 480-5037
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                                Ann Porath, Esq.
                                Attorney at Law
                          12773 West Forest Hill Blvd.
                             Wellington, FL 33414
                                 (561) 798-2907







                         CALCULATION OF REGISTRATION FEE

=============================================================================
Title of
Securities                 Proposed Maximum  Proposed Maximum   Amount of
to be       Amount to be   Offering Price    Aggregate Offer-   Registration
Registered  Registered     Per Share         ing Price          Fee
-----------------------------------------------------------------------------
Common       1,000,000      $0.0035 (1)        $3,500            $ .41
Stock,
par value
$0.001
-----------------------------------------------------------------------------
    Total    1,000,000                         $3,500            $ .41
============================================================================


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457. Based on the book value of the Company's common stock on April 5, 2005, which was $.0035 per share since there is no publicly traded market for the shares.









































                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

     This Registration statement (the "Registration Statement") relates to the issuance of shares of common stock, $.0001 par value per share ("Common Stock"), of Federal Mortgage Corp. of Puerto Rico, Inc., a Delaware corporation (the "Company"). Pursuant to the terms of Consulting Agreements dated March 31, 2005 between the Company and the eight individuals listed below, the Company has agreed to issue a total of 1,000,000 shares of common stock for the performance of certain consulting services in connection with, among other things, administrative services, accounting, legal and related services. The agreements terminate on April 15, 2005.

        Name                    Services           Number of Shares
---------------------       ---------------        ----------------

Peter J. Porath             Administrative              150,000
Ann Porath, Esq.            Legal                       100,000
Michael L. Schumacher       Administrative              150,000
Sharon E. Anderson          Administrative              100,000
Alvin Roth                  Administrative              150,000
Lois A. Huston              Accounting                  150,000
Marq J. Warner              Administrative              100,000
George A. Powell            Administrative              100,000
                                                      ---------
                                                      1,000,000

     The foregoing information related to the provisions of the consulting agreements is intended to provide a summary thereof and does not purport to be a complete description of the consulting agreements. Such summary should be read in conjunction with the copies of the consulting agreements filed or incorporated by reference as exhibits in this Registration Statement and incorporated herein by reference thereto.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Federal Mortgage Corp. of Puerto Rico, Inc. will send or give the documents containing the information specified in Part I of Form S-8 to employees or consultants as specified by Securities and Exchange Commission Rule 428(b) (1) under the Securities Act of 1933, as amended (the "1933 Act"). Federal Mortgage Corp. of Puerto Rico, Inc. does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.












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                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

     (i) The Registrant's Report on Form 10-KSB for the year ended March 31, 2004 filed with the Commission on June 25, 2004.

     (ii) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 filed with the Commission on August 19, 2004.

     (iii) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 filed with the Commission on November 12, 2004.

     (iv) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2004 filed with the Commission on February 16, 2005.

     (v) All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Ann Porath, Esq., counsel to the Company.

     Ann Porath, Esq., holds no shares of the Company's Common Stock prior to this Registration, but will own 100,000 shares after this Registration.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Corporation Laws of the State of Delaware and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.



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ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit  No.     Description
-----------      -----------

3.1 Articles of Incorporation (Incorporated by reference in Form 10-SB12G, filed on February 17, 2004)

3.2 Bylaws of the Company (Incorporated by reference in Form 10-SB12G, filed on February 17, 2004)

5.1 Opinion of Ann Porath, Esq. with respect to legality of the securities of the Registrant being registered *

10.1             Consulting Agreement, Peter J. Porath *

10.2             Consulting Agreement, Ann Porath, Esq. *

10.3             Consulting Agreement, Michael L. Schumacher *

10.4             Consulting Agreement, Sharon E. Anderson *

10.5             Consulting Agreement, Alvin Roth *

10.6             Consulting Agreement, Lois A. Huston *

10.7             Consulting Agreement, Marq J. Warner *

10.8             Consulting Agreement, George A. Powell *

23.1 Consent of Ann Porath, Esq. (contained in opinion to be filed as Exhibit 5.1)

23.2             Consent of Miller and McCollom *

_________________

* Filed herewith electronically.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.




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          (2)  That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.






















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                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, County of Denver on April 5, 2005.

                                   Federal Mortgage Corp of Puerto Rico, Inc.



                                       /s/ Michael L. Schumacher
                                   By: Michael L. Schumacher
                                       Chief Executive Officer, Chief
                                       Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on April 5, 2005.


                   Signature                   Title
                   ---------                   -----


          /s/  Michael L. Schumacher          Director
          Michael L. Schumacher



          /s/ Peter J. Porath                 Director
          Peter J. Porath



          /s/ George A. Powell                Director
          George A. Powell


















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